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                                   EXHIBIT 11


BLYTH INDUSTRIES, INC.
COMPUTATIONS OF EARNINGS PER COMMON SHARE


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I.   Six months ended July 31:                                                       1996            1995
                                                                                -------------------------
     Average number of shares outstanding during the period                     30,716,205     28,259,818
     Common equivalent shares:
       Shares issuable under outstanding options which are dilutive                569,200        438,800
       Shares which could have been purchased based upon the
         market value for the period                                               237,633        304,920
                                                                                -------------------------
                                                                                   331,567        133,880

     Weighted average number of common
       and common equivalent shares outstanding                                 31,047,772     28,393,698

     Net earnings                                                              $13,856,000     $7,715,000

     Earnings per common and common equivalent share                                 $0.45          $0.27


II.  Three months ended July 31:                                                      1996           1995
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     Average number of shares outstanding during the period                     30,722,256     28,294,954
     Common equivalent shares:
       Shares issuable under outstanding options which are dilutive                569,200        438,800
       Shares which could have been purchased based upon the
         market value for the period                                               219,452        265,802
                                                                               --------------------------
                                                                                   349,748        172,998
     Weighted average number of common
       and common equivalent shares outstanding                                 31,072,004     28,467,952

     Net earnings                                                               $6,608,000     $3,609,000

     Earnings per common and common equivalent share                                 $0.21          $0.13
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